                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of this 1st day of February, 1996, by and between Lau Acquisition Corp. d/b/a Lau Technologies, a Massachusetts corporation ("Lau") and William A. Marshall (the "Employee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Lau intends to transfer substantially all of the assets and liabilities of its identification systems division to a new corporation to be formed under the laws of the State of Delaware ("Newco") and desires to obtain the services of the Employee to manage the finances of the division and to ultimately act as Treasurer and Chief Financial Officer of Newco; and

     WHEREAS, Lau and the Employee wish to set forth herein their respective agreements relating to, and the terms and conditions of, the Employee's employment by Lau and subsequently by Newco.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   Services to be Rendered.  Commencing on the date set forth at the foot
          -----------------------
of this Agreement (the "Effective Date"), Lau shall employ the Employee, and the Employee shall serve Lau by acting as the Chief Financial Officer of Lau's identification systems division and perform the executive and administrative duties consonant with such office, subject at all times to the by-laws of Lau, and to the direction and supervision of the Board of Directors of Lau.
Following any transfer of the division to Newco as described in the preamble to this Agreement, the Employee shall serve Newco by acting as the Treasurer and Chief Financial Officer of Newco and perform the executive and administrative duties consonant with such office, subject at all times to the by-laws of Newco, and to the direction and supervision of the Board of Directors of Newco. Lau agrees that such transfer shall occur on or before the seventh anniversary of this Agreement unless this Agreement is terminated before such date. Unless specified otherwise, for the remainder of this Agreement, the term "Employer" shall mean Lau prior to the transfer and shall mean Newco following the transfer.

     2.   Scope of Services.
          -----------------

     (a) General. The Employee agrees that during the term of his employment he (i) shall devote his full time, best efforts and business judgment to the advancement of the Employer's interests and to the performance of the services described herein and such other duties as may be reasonably assigned to him by the Board of Directors of the Employer; and (ii) shall not, without the consent of the Board of Directors, engage in any other employment or business, directly or indirectly, alone or as a member of a partnership or as a director, officer, employee, consultant or advisor to any business entity; provided, however, nothing herein shall restrict the Employee from owning not more than five (5%) percent of the issued and outstanding shares of any publicly-held corporation or making passive investments in any private business entity which does not compete with the Employer or any of its affiliates, and which will not interfere with the performance of his duties hereunder. The Employer encourages participation by the Employee on community boards and committees and in activities generally considered to be in the public interest, but the Board of Directors has the right to approve or disapprove, in its sole discretion, the Employee's participation in such activities if, in the judgment of the Board, such participation may conflict with the Employer's interests or the Employee's duties or responsibilities hereunder.

     (b)  Representations and Warranties of Employee.  The Employee hereby
          ------------------------------------------
     represents and warrants to the Employer that (i) his employment with the Employer pursuant to the terms of this Agreement will not violate any agreement, either oral or written, by which the Employee is bound, and (ii) the Employee is not subject to any other obligation or commitment which will adversely affect the Employee's ability to carry out the scope of services required under Section 2(a) above.

     3.   Term of Employment.
          ------------------

     (a)  Termination Date.  The Employee's employment by the Employer hereunder
          ----------------
     shall continue until the fifth anniversary of the Effective Date; provided,
                                                                       --------
     following the initial five year term, this Agreement shall be renewed for an additional two year term unless either party elects not to renew it by delivering written notice to the other party at least one (1) year prior to the expiration of the initial five year term; and provided further, that
                                                       -------- -------
     the term of employment may be ended sooner pursuant to Sections 3(b) or 4 below. No severance or other termination benefits shall be payable as a result of a nonrenewal. The last day of such term is hereinafter referred to as the "Termination Date." Except as expressly provided for in this Agreement, or as required by law, the Employee shall not be entitled to any further compensation, bonus, employee benefits or other consideration after the Termination Date other than amounts previously accrued and unpaid prior to the Termination Date. If the Employee dies, his estate or designated beneficiary shall be paid all base salary and incentive compensation the Employee earned through the date of death.

     (b)  Resignation or Termination by Employee.  The Employee may resign from
          --------------------------------------
     his employment hereunder at any time upon ninety (90) days prior written notice to the Employer. In the event of resignation by the Employee under this Section 3(b), the Board of Directors may elect to waive the period of notice, or any portion thereof, and, in such event, the Employer will pay the Employee's salary and bonus through the notice period (or for any remaining portion of the period). From and after the effective date of such termination by the Employee of his employment hereunder, the Employer shall have no further liability to the Employee for compensation or other benefits, except as required by law. The Employee may also terminate this Agreement in accordance with Section 4(f) below, in which event the Employer shall have no further liability to the Employee for compensation or other benefits except as specified in this Agreement and as required by law.

     4.   Provisions Relating to Disability, Cause and Nonperformance and
          ---------------------------------------------------------------
          Termination by Employee.
          -----------------------

     (a)  Disability Defined.  Disability shall mean the Employee's inability to
          ------------------
     perform his usual and customary duties for the Employer as a result of any illness, injury, accident, or condition of either a physical or psychological nature which could reasonably be expected to last more than 180 days during any period of 365 days, in the written opinion of a duly licensed physician selected by the Employer who has expertise with the particular disability. The opinion of the physician shall be conclusive as of its date, absent fraud or manifest error. If the Employer reasonably believes that the Employee is disabled, the Employee shall permit the physician to examine him and otherwise cooperate with the physician's efforts in assessing the disability.

     (b)  Continuation of Compensation and Benefits.  If the Employee is
          -----------------------------------------
     determined to be disabled in accordance with Section 4(a) above, his base salary, as described in Section 5(a) below, shall continue to be paid until he becomes eligible for and receives disability income under the Employer's disability income plan or, in the absence of a disability income plan at the time of such disability, until the commencement of disability payments in accordance with the last sentence of this Section 4(b). While receiving disability income payments under such plan, the Employee shall not receive any compensation under Section 5 (except any payment which has already been earned but is payable as of a later date), but shall continue to participate in the Employer's benefit plans until his employment under this Agreement terminates or, if later, the date specified in such plans for termination of participation in the event of disability. In the absence of a disability income plan at the time of such disability, the Employer shall pay the Employee benefits equal to those the Employee would have received, and at the times he would have received them, if the Employer's current disability income plan were in effect at such time.

     (c)  Cause.  A termination by the Employer for cause is permitted under
          -----
     this Agreement in the following circumstances:

        (i) the Employee has been convicted of embezzlement, a felony, theft, crime of moral turpitude or shall have been convicted of or entered a plea of no contest relating to any illegal act that materially and adversely reflects upon the business, affairs or reputation of the Employer; or

       (ii) the Employee has materially breached any one or more of the provisions of this Agreement, which breach, refusal or failure shall not have resulted from a breach of any provision of this
               Agreement by the Employer; provided that any termination under
                                          --------
               this clause (ii) shall occur only after the Employer's written notice of such breach to the Employee, and the Employee's opportunity to cure such breach within 30 days of such notice, in which event the breach hereunder shall be determined as of the expiration of such 30-day period.

          Termination pursuant to this Section 4(c) shall be without prejudice to any other right or remedy to which the Employer may be entitled either at law, in equity or under this Agreement.

     (d)    Termination for Nonperformance.  The Employee's employment under
            ------------------------------
     this Agreement may be terminated for nonperformance by a majority vote of the Board of Directors of the Employer if the identification systems business line of Lau or Newco materially fails to meet its business plan as set from time to time by the Employer's Board of Directors; provided that
                                                                 --------
     any termination under this Section 4(d) shall occur only after the Employer's written notice of such nonperformance to the Employee, and the Employee's opportunity to cure such nonperformance within one year of such notice, in which event the termination shall occur after the expiration of such one year period.

     (e)  Termination by the Employer Without Cause.  The Employee's employment
          -----------------------------------------
     under this Agreement may be terminated without cause by a majority vote of the Board of Directors of the Employer. In the event of such termination, the Employee shall be entitled to the following:

       (i) for a period equal to the lesser of (A) twelve (12) months from the date of such termination or (B) the remainder of the term of this Agreement (the "Severance Period") the Employer shall continue to compensate the Employee, or the Employee's designated beneficiary (or his estate if he fails to make such designation) at a rate equal to his then current base salary (as that term is used in Section 5(a) below) and incentive compensation (as that term is used in Section 5(b) below) for the twelve months prior to the termination date, payable in accordance with the Employer's regular payroll practices. During the Severance Period, the Employee shall use reasonable diligence to seek other employment or consulting engagements which are consistent with his experience and background. To assist the Employee in such efforts, the Employer shall, at its sole expense, retain outplacement services for the Employee's benefit and utilization from a professional organization experienced in such matters and the provision of such services for the duration of the Severance Period or, if earlier, until the Employee has obtained employment consistent with his experience and background. The Employer shall be entitled to set off against the severance payments provided for in this Section 4(e) the amount of any cash compensation the Employee receives from third parties during the Severance Period either as an employee or consultant. The Employee shall inform the Employer as to the amount of any such cash compensation he receives and provide the Employer with a copy of all of his federal tax returns which relate to the Severance Period. The severance payments and outplacement support provided for herein shall constitute the Employer's sole obligation to the Employee under this Agreement following the Termination Date and, except for COBRA and other benefits required by law, the Employee shall not be entitled to any to any further compensation, bonus, employee benefits or other consideration following the Termination Date.

       (ii) the Employee shall not be subject to Section 7 (non-competition) of this Agreement, but will be subject to Section 8 (nonsolicitation), Section 9 (confidentiality), Section 10 (inventions) and Section 11 (injunctive relief) following the Termination Date.

     (f)  Termination by Employee.  The Employee may terminate his employment if
          -----------------------
     (i) the Employer materially breaches its obligations under this Agreement, which breach continues for more than thirty (30) days following written notice to the Employer, such written notice setting forth in reasonable detail the nature of such breach or (ii) there is a Change in Control as defined on Exhibit B. In the event of such
                ---------
     termination, the Employee shall be entitled to the severance payments and rights set forth in Section 4(e) above.

     5.   Compensation and Expenses.
          -------------------------

     (a)  Base Salary.  During the term of the Employee's employment hereunder,
          -----------
     the Employer shall pay the Employee a base salary at a rate of $140,000 per year, payable in accordance with the Employer's regular payroll practices. This base salary shall be subject to annual review by the Employer's Board of Directors which may, in its sole discretion, increase, but not decrease, the base salary.

     (b)  Bonus.  In addition to base salary, the Employee shall be entitled
          -----
     during the term of this Agreement to incentive compensation beginning for calendar year 1996, payable quarterly, and determined in accordance with the Employer's Executive Incentive Compensation Plan which shall be implemented by the Employer's Board of Directors; provided that a bonus of $35,000 is guaranteed for 1996, of which $20,000 has already been paid.

     (c)  Expenses.  The Employee shall be reimbursed by the Employer for
          --------
     reasonable expenses actually incurred in the course of his employment, subject to the requirements with respect to substantiation and documentation as may be specified by the Employer from time to time.

     (d)  Additional Compensation.  In the event that Lau's imaging division is
          -----------------------
     sold to a third party prior to the transfer to Newco described in the pre-amble of this Agreement, the Employee shall be eligible to receive additional incentive compensation, as determined by the Board of Directors of Lau in its sole discretion, in recognition of the Employee's role in making the imaging division an attractive acquisition candidate.

     6.   Benefits.
          --------

     (a)  Executive and Employee Benefits.  The Employee shall be entitled to
          -------------------------------
     the additional benefits set forth on Exhibit A hereto and to participate in
                                          ---------
     any employee benefit plans from time to time in effect for executive officers of the Employer. A schedule of Lau's current employee benefits
                                                    -------
     (such benefits are subject to change from time to time) is set forth on

     Exhibit A hereto.
     ---------

     (b)  Relocation and Related Expenses.  The Employer will pay or reimburse
          -------------------------------
     the Employee, as the case may be, for the following costs and expenses incurred in connection with Employee's and his family's relocation to the Greater Boston area: (i) the Employee's reasonable and prudent moving expenses; (ii) the Employee's reasonable and prudent living expenses prior to such relocation for a period of up to ninety (90) days from the date hereof (or such longer period as may be agreed upon); (iii) the reasonable and prudent travel expenses incurred by the Employee's family arising out of up to two (2) visits to the Greater Boston area; (iv) the reasonable closing costs, such costs not to include any points, arising out of the Employer's purchase of a residence in the Greater Boston area; and (v) the settlement costs arising out of the Employee's sale of his Maryland resident, provided that such sale occurs within one (1) year of the date hereof. With respect to each of the above items, the President of the identification systems division (or Newco) shall determine the reasonableness and prudence of the foregoing terms.

     7.   Non-Competition.  In consideration of the payments to be made to the
          ---------------
Employee hereunder, notwithstanding termination or expiration of this Agreement (whether voluntary or involuntary (subject to Sections 4(e) and 4(f) hereof)), the Employee covenants and agrees that for a period of two (2) years from the
                                                       -------------
Termination Date, he will not engage, directly or indirectly, in any business competing with a primary business of the Employer on the Termination Date, or which could reasonably be expected to be detrimental to the business of the Employer, whether as principal, agent, partner, stockholder, director, consultant, employee or in any other capacity. Nothing herein shall restrict the Employee from owning not more than five percent (5%) of the issued and outstanding shares of any publicly-held corporation.

     For purposes of this Section 7, the term "Employer" shall include all of the Employer's affiliates.

     8.   Non-Solicitation of Customers and Employees.  In consideration of the
          -------------------------------------------
payments to be made to the Employee hereunder, notwithstanding termination or expiration of this Agreement (whether voluntary or involuntary), the Employee covenants and agrees that during the term of this Agreement, and for a period of two (2) years after the Termination Date, he will not, as an employee, agent,
- -------------
servant, or in any other capacity for himself or for any person, corporation, partnership, organization, association or other entity, directly or indirectly, deal with, represent, contact, pursue, call upon, solicit, accept, receive, employ or engage any business from:

       (i) any customers of the Employer, as such customers exist at any time during the term of the Employee's employment hereunder; and

      (ii) any potential customers of the Employer being actively solicited during the six (6) month period prior to the Termination Date in the business lines described in subsection (i) above; and

     (iii) any person who was employed by the Employer during the six (6) month period prior to the Termination Date or becomes an employee of the Employer during the six (6) month period after the Termination Date.

     Promptly following the Termination Date, the Employer shall provide the Employee with a list of those customers and potential customers with respect to which this Section 8 shall apply.

     For purposes of this Section 8, the term "Employer" shall include all of the Employer's affiliates.

     9.   Confidentiality.  The Employee shall not at any time, whether during
          ---------------
or after the termination of his employment hereunder, reveal to any person, corporation, partnership, organization, association or any entity any of the trade secrets or confidential information concerning proprietary products and plans, internal financial information including pricing data, internal business, marketing and strategic plans, customer lists and contracts, marketing plans, and manufacturing processes of the Employer or any of its affiliates so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties hereunder or except as may be in the public domain through no fault of the Employee's, and shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Employer or any of its affiliates.

     Further, the Employee agrees that during his employment hereunder he shall not make, use or permit to be used any notes, memoranda, drawings, books, records, lists or other materials of any nature relating to any matter within the scope of the business of the Employer or its customers or affiliates or concerning any of their dealings or affairs otherwise than for the benefit of the Employer. The Employee further agrees that he shall not, after the Termination Date, use or permit to be used all such notes, memoranda, drawings, books, records, lists or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Employer and that on the Termination Date he shall deliver all of the foregoing, and all copies thereof, to the Employer, at its main office.

     10.  Inventions.  If at any time or times during the Term, the Employee
          ----------
shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to the business of the Employer or any customer of the Employer or any of the products or services being developed, manufactured or sold by the Employer or which may conveniently be used in relation therewith, or results from tasks assigned to the Employee by the Employer or results from the use of premises owned, leased or contracted for by the Employer or its assigns, then the Employee shall promptly disclose to the Employer (or any persons designated by it) any such Invention and hereby assigns any rights the Employee may have or acquire in any such Invention and benefits and/or rights resulting therefrom to the Employer and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same all available information relating thereto (with all necessary plans and models) to the Employer.

     11.  Stock Options.
          --------------

      The Employee is hereby granted nonqualified stock options, exercisable for ten years, to purchase 300,000 shares of the common stock of Newco (representing 3% of the pre-equity offering common stock capitalization of Newco assuming all options have been exercised), subject to the transfer of assets from Lau to Newco as described in the preamble of this Agreement and the following vesting schedule: the option to purchase 100,000 of the shares shall be exercisable upon the issue of the options and the option for the remaining 200,000 of the option shares shall be exercisable on the seventh anniversary of this Agreement; provided that such remaining 200,000 shares shall be subject to earlier vesting
- --------
at a rate of 420 shares for each $1,000,000 of increased value of Newco over the fair market value of the identification systems division as of the effective date of this Agreement. The foregoing numbers of shares are based on the assumption that Newco will have a pre-equity offering common stock capitalization (including shares subject to options) of 10,000,000 shares and are subject to equitable adjustment. The option exercise price shall be $2.10 per share. The method of determining the increased value of Newco shall be based on the average closing price on NASDAQ for the last twenty trading days immediately preceding the measuring date, the proceeds received from a company sale, or, if neither of the foregoing are applicable, in a manner determined by Newco's compensation committee. Newco shall adopt a stock option plan which incorporates all of the foregoing essential terms. The Employee acknowledges that the grant of stock options pursuant to this Section 11 shall not prejudice the Employer's right to terminate the Employee without cause in accordance with this Agreement and that such termination will cause the Employee to forfeit those options which have not vested as of the Termination Date.

     12.  Injunctive Relief.  The Employee acknowledges that any breach of this
          -----------------
Agreement by the Employee could cause irreparable damage to the Employer and that in the event of such breach the Employer shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the Employee's obligations hereunder.

     13.  Assignment; Binding Nature of Agreement.  This Agreement is personal
          ---------------------------------------
in its nature and neither of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder other than by operation of law, except that the Employer may, without consent, assign or transfer this Agreement to any successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the stock or assets of the Employer, and in such event the provisions hereof shall be binding upon and inure to the benefit of such successor corporation. This Agreement shall be binding upon and inure to the benefit of the Employee and his successors, assigns, personal representations, heirs and legatees.

     14.  Notices.  Any notice required to be given pursuant to the provisions
          -------
of this Agreement shall be in writing and hand-delivered or sent by facsimile to the Employer at its principal place of business and to the Employee at his resident address as then shown in the records of the Employer.

     15.  Limitation of Scope of Agreement.  If any provision of this Agreement
          --------------------------------
is unenforceable or illegal, the remainder of the Agreement shall remain in full force and effect. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law.

     16.  Law Governing.  This Agreement shall be interpreted and its validity
          -------------
and effect determined under and in accordance with the laws of The Commonwealth of Massachusetts.

     17.  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the Employer and the Employee and supersedes all prior agreements and understandings relating to the matter of employment of the Employee by the Employer. This Agreement may be modified or amended only by a writing signed by the Employee and by an officer of the Employer on behalf of the Employer.

     IN WITNESS WHEREOF, the Employer has caused this Agreement to be signed by its duly authorized officer, and the Employee has hereunto set his hand as of the date first written above.

Effective Date of this               LAU ACQUISITION CORP.
Agreement:


  2-1-96                             By: /s/ Denis K. Berube
- ----------------------------            ---------------------------


                                     WILLIAM A. MARSHALL


                                     By: /s/ William A. Marshall
                                        ---------------------------